Exhibit 24

Power of Attorney

WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints ALEXANDER G. MACFADYEN, JR. and KENNETH A. BLACK, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares’ Annual Report on Form 10-K for the year ended December 31, 2005(the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John M. Alexander, Jr.	Director	March 13, 2006
John M. Alexander, Jr.

/s/ Carmen Holding Ames	Director	March 13, 2006
Carmen Holding Ames

/s/ Victor E. Bell III	Director	March 13, 2006
Victor E. Bell III

/s/ George H. Broadrick	Director	March 13, 2006
George H. Broadrick

/s/ Hubert M. Craig III	Director	March 13, 2006
Hubert M. Craig III

/s/ H. Lee Durham	Director	March 13, 2006
H. Lee Durham

/s/ Lewis M. Fetterman	Director	March 13, 2006
Lewis M. Fetterman

/s/ Frank B. Holding	Executive Vice Chairman	March 13, 2006
Frank B. Holding

/s/ Frank B. Holding, Jr.	President, Chief Administrative Officer and Director	March 13, 2006
Frank B. Holding, Jr.

/s/ Lewis R. Holding	Chairman and Chief Executive Officer	March 13, 2006
Lewis R. Holding

/s/ Charles B. C. Holt	Director	March 13, 2006
Charles B. C. Holt

/s/ James B. Hyler, Jr.	Director	March 13, 2006
James B. Hyler, Jr.

/s/ Freeman R. Jones	Director	March 13, 2006
Freeman R. Jones

/s/ Lucius S. Jones	Director	March 13, 2006
Lucius S. Jones

Director
Joseph T. Maloney, Jr.

/s/ Robert T. Newcomb	Director	March 13, 2006
Robert T. Newcomb

/s/ Lewis T. Nunnelee II	Director	March 13, 2006
Lewis T. Nunnelee II

/s/ C. Ronald Scheeler	Director	March 13, 2006
C. Ronald Scheeler

/s/ Ralph K. Shelton	Director	March 13, 2006
Ralph K. Shelton

/s/ R. C. Soles, Jr.	Director	March 13, 2006
R. C. Soles, Jr.

/s/ David L. Ward, Jr.	Director	March 13, 2006
David L. Ward, Jr.